SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           October 15, 2000
                                                --------------------------------


                       ACTION PRODUCTS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                   FLORIDA .
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                 (State or Other Jurisdiction of Incorporation)

   000-13118                                                     59-2095427
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(Commission File                                            (IRS Employer
 Number)                                                    Identification No.)

390 North Orange Avenue, Ste  2185, Orlando, Florida                     32801
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( Address of principal executive offices)                            (Zip Code)

                                 (407) 481-8007
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              (Registrant's Telephone Number, including Area Code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

If the registrant has acquired or disposed of a significant amount of assets, otherwise than in the ordinary course of business, furnish the following information:

(a) The date and manner of acquisition etc.

On October 15, 2000 the registrant acquired certain assets of Earth Lore, Ltd., a corporation organized under the laws of the province of Manitoba, with its office and manufacturing facility located at 94 Durand Road, Winnipeg, Manitoba, Canada. Subject to specified liabilities and after the verification of the same through an audited report, payment will be made through the issuance of approximately 104,000 shares of the registrant's Common Stock, no par value. Transfer of such shares will be restricted under Securities and Exchange Rule
144. In October, 2000 the registrant loaned Earth Lore, Ltd. $75,000 CD for working capital. On the closing date the registrant "forgave" such loan.

Three of seller's principals were provided with three year employment contracts to serve in management capacities with the registrant's Canadian subsidiary. Such Canadian subsidiary was formed to carry on the business of producing the "Earth Lore" product lines and to introduce and establish sales of the various branded products owned by registrant within Canada. Such subsidiary is, at this time, still a "numbered" company. It will be named Action Products International Canada Ltd., if such name is available.

The Assets acquired consisted of Accounts Receivable of approximately $300,000 US, Customer and Vendor lists, Equipment, Inventory of approximately $130,000 US; patents, trademarks, formulas and all intellectual property. Approximately $600,000 US in trade and other payables, subject to a bulk sale arrangement, were assumed by the registrant for payment. Short term notes of Earth Lore, Ltd. were secured by the collection of the above mentioned Accounts Receivable and Inventory.

There was no relationship between the registrant, its officers, directors and affiliates and the seller of the Assets. The CAN dollar portion of the acquisition price was generated from registrant's working capital and the shares issued were issued from the authorized but unissued shares of the registrant. Such shares were not registered either in Canada or the United States in reliance upon the exemption from registration under Regulation S of the Securities Act of 1933 and an exemption under local Canadian Law.

The Financial Statements and Exhibits required to be filed for businesses which have been acquired will be filed by Amendment to this Report on Form 8-K within the prescribed time frame. See Item 7 below.

Earth Lore, Ltd. is an award winning privately held maker of highly popular educational excavation kits for children and had tailing annual sales of approximately $2 million US.



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

Its flagship I Dig Dinosaurs(R) product line provides children with the experience of excavating dinosaur bone fossils, skeleton models and other "treasures" from natural glacial Dinostone(R). Registrant plans to distribute such product line through its U.S. network and utilize its new Canadian subsidiary (Earth Lore, Ltd.'s distribution network and personnel in Canada) to expand its presence there.

Item 7. Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed with this report:

The Financial Statements will be filed through an amendment to this filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Action Products International, Inc.
                                         -----------------------------------
                                                  (Registrant)

Date:  November 6,  2000                By: S/ RONALD KAPLAN,
       -----------------                ----------------------------------
                                        PRES. & Chief Executive Officer

Date:  November 6,  2000                By: S/ TIMOTHY L. YOUNG CFO & TREAS.
       -----------------               ---------------------------------------
                                        Chief Accounting and Financial Officer


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